Exhibit 99.1

Oragenics, Inc. Chief Medical Officer, Dr. James P. Kelly, to Participate in the 12th Annual Brain Health Summit at the Leigh Steinberg Super Bowl Party 2025

SARASOTA, Fla., Feb. 5, 2025 (GLOBE NEWSWIRE) — Oragenics, Inc. (NYSE American: OGEN), a biotechnology company advancing innovative treatments for concussion and brain-related health conditions, today announced that its Chief Medical Officer, James P. Kelly, MA, MD, FAAN, FANA, will be a featured panelist at the 12th Annual Brain Health Summit, held in conjunction with this year’s Super Bowl celebrations in New Orleans on February 8, 2025. The event will focus on advancing awareness, prevention, and care for athletic concussions and exploring innovative approaches to traumatic brain injury (TBI) treatment.

Dr. Kelly, a leading expert in neurology and concussion care, joins an esteemed lineup of thought leaders to discuss the long-term impact of TBIs, groundbreaking advances in treatment, and strategies for prevention. His expertise aligns with the summit’s mission to educate and inspire action in tackling the ongoing challenges posed by brain injuries in athletics.

“It’s an honor to contribute to this milestone event, which brings critical attention to the prevention and treatment of traumatic brain injuries,” said Dr. Kelly. “At Oragenics, we are at the forefront of innovation with ONP-002, our intranasal neurosteroid, designed to address the unmet needs of concussion treatment. Events like this summit are vital for fostering collaboration and exploring new approaches, such as leveraging neuroplasticity and advanced delivery systems, to transform how we care for athletes and others affected by TBIs.”

Now in its 12th year, the Brain Health Summit has become a cornerstone event for advancing the understanding and treatment of brain injuries in athletes. Hosted by legendary sports agent Leigh Steinberg, a long-time advocate for player safety and concussion awareness, the summit brings together top medical experts, former professional athletes, and industry leaders to drive meaningful change in brain health. This year’s event will once again feature Dr. Nicole Roberts as the moderator, who is the founder and President of Health & Human Rights Strategies and an expert in health innovation, technology, and brain health, particularly as it impacts vulnerable populations. Held alongside the excitement of the Super Bowl, the summit combines the sports community’s passion with a commitment to improving the lives of those affected by TBIs.

Investor Contact

Rich Cockrell

404.736.3838

ogen@cg.capital

About Oragenics, Inc.

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, those described in our Form 10-K and other filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, circumstances should change, except as otherwise required by law.